                                                                  Exhibit 11.1

                         A.C. MOORE ARTS & CRAFTS, INC.

                         Pro Forma Net Income Per Share

                                                    Three Months                          Nine Months
                                                 Ended September 30,                   Ended September 30,
                                             ---------------------------          ----------------------------
                                               1996               1997               1996                1997
                                               ----               ----               ----                ----
Pro forma net income                        $  561,000        $   53,000          $  685,000         $  145,000
                                            ==========        ==========          ==========         ==========

Weighted average shares
outstanding                                  4,300,000         4,300,000           4,300,000          4,300,000

Stock options                                  222,262           222,262             222,262            222,262



Equivalent shares necessary
 to fund distributions to
 shareholders in excess of
 earnings                                      100,987           100,987             100,987            100,987
                                            ----------        ----------          ----------         ----------
                                             4,623,249         4,623,249           4,623,249          4,623,249
                                            ==========        ==========          ==========         ==========

Pro forma net income per
share                                            $0.12             $0.01               $0.15              $0.03
                                            ==========        ==========          ==========         ==========

                         A.C. MOORE ARTS & CRAFTS, INC.

                   Supplemental Pro Forma Net Income Per Share

                                                        Three Months                               Nine Months
                                                     Ended September 30,                       Ended September 30,
                                                -------------------------------           -------------------------------
                                                   1996                1997                  1996                1997
                                                ----------           ----------           ----------          -----------
Pro forma net income                            $  561,000           $   53,000           $  685,000           $  145,000


Reversal of interest expense, net of
tax, on assumed payment of debt as of
beginning of period                                105,126              156,155              319,306              354,155
                                                ----------           ----------           ----------           ----------


Supplemental pro forma net income               $  666,126           $  209,155           $1,004,306           $  499,155
                                                ==========           ==========           ==========           ==========

Weighted average share outstanding               4,300,000            4,300,000            4,300,000            4,300,000


Stock options                                      222,262              222,262              222,262              222,262


Equivalent shares necessary to fund
distributions to shareholders
in excess of earnings                              100,987              100,987              100,987              100,987


Equivalent shares necessary to fund
payment of debt                                  1,355,073            1,812,129            1,355,073            1,812,129
                                                ----------           ----------           ----------           ----------

                                                 5,978,322            6,435,378            5,978,322            6,435,378
                                                ==========           ==========           ==========           ==========


Supplemental pro forma net
income per share                                $     0.11           $     0.03           $     0.17           $     0.08
                                                ==========           ==========           ==========           ==========